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                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 28, 1996, with respect to the consolidated financial statements incorporated by reference in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-06537) and related Prospectus of Sunshine Mining and Refining Company as filed with the Securities and Exchange Commission on August 14, 1996.


                                           ERNST & YOUNG LLP



Dallas, Texas
August 14, 1996